As filed with the Securities and Exchange Commission on May 8, 2007
                                           Registration No. 333-_________

                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1934
             -------------------------------------------------------

                             BASIC SERVICES, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                      2834              20-8837626
-------------------------------  -----------------    -----------------
(State or other Jurisdiction of  (Primary Standard    (I.R.S. Employer
Incorporation or Organization)        Industrial      Identification No.)
                                  Classification
                                        Number)

              9604 Royal Lamb Drive, Las Vegas, Nevada       89145
          ----------------------------------------------   -----------
            (Address of Principal Executive Offices)       (Zip Code)

                               Mark DeStefano
                            9604 Royal Lamb Drive
                           Las Vegas, Nevada  89145
                            Phone:  (702) 203-8477
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                 Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963

Approximate date of proposed commencement of sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

-------------------------------------------------------------------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                       Calculation of Registration Fee

========================================================================
TITLE OF EACH                        PROPOSED     PROPOSED
CLASS OF                             MAXIMUM      MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           RESISTERED      SHARE(1)     PRICE(1)      FEE
Common stock
$0.001 par value     10,873,750(1)   $0.02(2)     $217,475.00   $ 6.68
                   ----------------------------------------------------

TOTAL                10,873,750       N/A         $217,475.00   $ 6.68
=========================================================================

(1) The shares included herein are being distributed to the stockholders of Eaton Laboratories, Inc. The Eaton Laboratories shareholders will not be charged or assessed for Basic Services, Inc. Common Stock, and Eaton Laboratories will receive no consideration for the distribution of the foregoing shares in the spin-off.

(2) There currently exists no market for Basic Services' Common Stock.
Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.02 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

------------------------------------------------------------------------------
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ________, 2006

                          Basic Services, Inc.

           10,873,750 shares of common stock held by stockholders

This prospectus relates to the distribution by dividend to all of the original stockholders of Eaton Laboratories, Inc., 10,873,750 shares of Basic Services, Inc. common stock (the "Distribution"). Basic Services, Inc. is not selling any shares of common stock in this distribution and therefore will not receive any proceeds from this distribution. All costs associated with this registration will be borne by Basic Services, Inc. Basic Services, Inc. was a wholly-owned subsidiary of Eaton Laboratories, Inc. Basic Services is now an independent public company. Upon the effectiveness of this prospectus: the Selling Shareholders may sell the shares as detailed in the section entitled "Plan of Distribution."

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of April 30, 2007, we have 10,873,750 common shares issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After this Registration statement becomes effective, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board.

      These Securities are speculative and involve a high degree of risk.

      Please refer to "Risk Factors" beginning on page 12.

      No underwriter or person has been engaged to facilitate the Distribution in this offering.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The Date of This Prospectus Is:  May ___, 2007

                               TABLE OF CONTENTS
                               -----------------
                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 5
SUMMARY OF DISTRIBUTION................................................. 5
THE SPIN-OFF AND PLAN OF DISTRIBUTION..................................  7
SUMMARY FINANCIAL INFORMATION...........................................12
RISK FACTORS............................................................12
RISK FACTORS RELATING TO OUR COMPANY....................................13
RISK FACTORS RELATING TO OUR COMMON SHARES..............................17
CAPITALIZATION .........................................................21
FORWARD-LOOKING STATEMENTS..............................................22
USE OF PROCEEDS.........................................................22
CERTAIN MARKET INFORMATION..............................................22
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............22
DESCRIPTION OF BUSINESS.................................................24
LEGAL PROCEEDINGS.......................................................28
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............29
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................32
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........33
THE DISTRIBUTION. ......................................................35
MANNER OF EFFECTING THE DISTRIBUTION....................................36
FEDERAL INCOME TAX CONSIDERATIONS.......................................40
FEDERAL SECURITIES LAWS CONSEQUENCES....................................42
DESCRIPTION OF SECURITIES...............................................42
DIVIDEND POLICY.........................................................45
TRANSFER AGENT..........................................................45
LEGAL MATTERS...........................................................45
EXPERTS.................................................................45
WHERE YOU CAN FIND MORE INFORMATION.....................................46
FINANCIAL STATEMENTS....................................................47

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...........................II-2
RECENT SALES OF UNREGISTERED SECURITIES...............................II-2
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-3
POWER OF ATTORNEY.....................................................II-5
SIGNATURES............................................................II-6

                               PROSPECTUS SUMMARY
                               ------------------

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

The Company was organized March 28, 2007 (Date of Inception) under the laws of the State of Nevada, as Basic Services, Inc. The Company was incorporated as a subsidiary of Eaton Laboratories, Inc., ("Eaton"), a Nevada corporation.

On March 30, 2007, Basic Services' parent corporation, Eaton entered into an Acquisition Agreement and Plan of Merger ("Agreement") with Hydrogen Hybrid Technologies, Inc. ("HHT"), a privately-held Canadian corporation. Pursuant to the terms of the Agreement, HHT acquired Eaton, and Eaton agreed to spin off its wholly-owned subsidiary, Basic Services, Inc.

On April 30, 2007, the record shareholders of Eaton received one (1) unregistered common share, par value $0.001, of Basic Services, Inc. common stock for every share of Eaton Laboratories common stock owned. The Basic Services, Inc. stock dividend was be based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date. The spin off did not include any stock issued to the shareholders of Hydrogen Hybrid Technologies, Inc., who received Eaton shares pursuant to the Agreement with Eaton.

Eaton retained no ownership in Basic Services, Inc. following the spin off. Further, Basic Services, Inc. is no longer a subsidiary of Eaton. At the time of spin off, all of the assets and liabilities of the pharmaceutical operations of Eaton Laboratories were transferred into Basic Services, Inc.


SUMMARY OF DISTRIBUTION
-----------------------

While Eaton has been engaged in the development of a generic pharmaceutical product since 2002. With the acquisition of HHT Eaton management has decided to focus its business selling and distributing on-board hydrogen generating and injections systems for the Original Equipment Manufacturer, car and light truck markets globally and believes that the transition to an independent company will provide Basic Services with greater access to capital to develop its generic pharmaceutical product(s). As such, Basic Services' business will be formed from the contribution by Eaton of its pharmaceutical assets and related pharmaceutical liabilities on or about the effective date of the distribution of its spin off dividend.

In connection with a reorganization of Eaton, immediately prior to the Distribution, Eaton transferred to Basic Services all of its pharmaceutical operations, proprietary development and related liabilities, including all intellectual property of Eaton relating to its pharmaceutical business. Following the Distribution, Basic Services will own and operate Eaton's pharmaceutical operations. Concurrently with the Distribution, Eaton intends to contribute the majority of its remaining business lines into Basic Services and intends to distribute the stock to its stockholders. Following the Distribution, Basic Services may seek to expand its operations through additional research and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of Basic Services. Basic Services may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, Basic Services has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

The board of directors and management of Eaton believe that the Distribution is in the best interests of Eaton and its stockholders. Eaton believes that the Distribution will enhance value for Eaton stockholders and that the spin off of the pharmaceutical business into Basic Services has provided greater access to capital by allowing the financial community to focus solely on Basic Services and its pharmaceutical business as a stand alone company. In determining the terms of the spin off of the pharmaceutical business and the Distribution, the board considered the ability of Eaton to satisfy its working capital needs as a whole as against the ability of the pharmaceutical business to satisfy its capital needs as a stand alone company. Eaton's present plan, which is subject to change, is to become a distribution company for on-board hydrogen generating and injections systems, and, in order to effectuate that business plan, Eaton would need to significantly expand its research and development and hire different types of personnel. In addition, the Eaton's board believed that, as a result of each company's business plan, the pharmaceutical business as a stand-alone company would more easily be able to obtain financing from third parties. In order to avoid any potential conflict of interest, Eaton and Basic Services will have different management and different directors.


                  Why Basic Services Sent This Document To You

Basic Services, Inc. sent you this document because you were an owner of Eaton Laboratories common stock on April 24, 2007, the record date. This entitles you to receive a distribution of one (1) share of Common Stock of Basic Services, Inc., which was a wholly-owned subsidiary of Eaton Laboratories, for every one (1) shares of Eaton Laboratories you owned. No action is required on your part to participate in the Distribution and you do not have to pay cash or other consideration to receive your Basic Service shares.

This document describes Basic Service's business, the relationship between Eaton and Basic Services, and how this transaction benefits Eaton and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the shares of Basic Services stock you will receive as part of this Distribution. You should be aware of certain risks relating to the Distribution and Basic Service's businesses, which are described in this document beginning on page 12.


About Us

Basic Services was incorporated in Nevada on March 28, 2007 as a wholly-owned subsidiary of Eaton Laboratories, Inc. Basic Services received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of Eaton Laboratories pharmaceutical operations. These agreements, contracts, understandings and other instruments consisted of pharmaceutical research performed, product formulations, human studies for a proprietary pharmaceutical product and all pharmaceutical related intellectual property.

Basic Services, Inc. plans to produce generic pharmaceutical products, through contract laboratories and contract manufacturing facilities, for pharmaceutical products that have lost their innovator patent(s). The company plans to distribute its product(s) into the marketplace through drug wholesalers, chain pharmacies and State Medicaid programs.

Our principal offices are currently located at 9604 Royal Lamb Drive, Las Vegas, Nevada 89145. Our telephone number is (702) 203-8477.



                      THE SPIN-OFF AND PLAN OF DISTRIBUTION
                      -------------------------------------


Distributing Company        Eaton Laboratories, Inc., a Nevada corporation.  As
                            used in this  prospectus, the term Eaton includes
                            Eaton Laboratories, Inc., and its wholly-owned and majority-owned subsidiaries, other than the
                            Company, as of the relevant date, unless the context otherwise requires.

Distributed Company         Basic Services, Inc., a Nevada  corporation.
                            As used in this prospectus, the terms Basic
                            Services Inc., the Company, we, our, us and similar terms mean Basic Services, Inc., as of the relevant date, unless the context otherwise requires.

Basic Services Shares       Eaton Laboratories will distribute to Basic
to be Distributed           stockholders an aggregate of approximately
                            10,873,750 shares of Common Stock, $0.001 par value per share, of Basic Services, Inc. The shares of Basic Services Common Stock distributed will constitute 100% of the Basic Services Common Stock outstanding after the Distribution. Immediately following the Distribution, Eaton and its subsidiaries will not own any shares of Basic
                            Services Common Stock and Basic Services will be an independent public company.

Record Date                 If you own Eaton Laboratories shares at the close
                            of Business on April 24, 2007 (the "Record Date"), then you will receive Basic Services Common Stock in the Distribution.

Distribution Date           You will receive your Basic Services stock
                            certificate from our transfer agent. The stock certificate was mailed to you on April 30, 2007.
                            If you are not a record holder of Eaton stock because such shares are held on your behalf by your stockbroker or other nominee, your Basic
                            Services Common Stock should be credited to your account with your stockbroker or other nominee after the Distribution date. Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement.

Distribution                On the Distribution Date, the distribution agent
                            identified below will begin distributing certificates representing our Common Stock to Eaton stockholders. You will not be required to make any payment or take any other action to receive your shares of our Common Stock.
                            Following the effectiveness of this registration statement, the distributed shares of our Common
                            Stock will be freely transferable unless you are issued shares in respect of restricted shares of Eaton common stock.

Distribution Ratio          Eaton will distribute to Eaton stockholders an
                            aggregate of approximately 10,873,750 shares of Common Stock of Basic Services, based on 10,873,750
                            Eaton shares outstanding on the record date, excluding any stock issued to the shareholders of Hydrogen Hybrid Technologies, Inc., who received
                            Eaton shares pursuant to the Acquisition Agreement and Plan of Merger with Eaton. Therefore, for every one share of Eaton common stock that you own of record on April 24, 2007, you will receive one share of Basic Services, Inc. Common Stock.

Distribution Agent          Empire Stock Transfer, Inc.  Their address is 2470
                            St. Rose Pkwy, Suite 304, Henderson, NV 89074.
                            Their telephone number is (702) 818-5898.

Transfer Agent and          Empire Stock Transfer, Inc.  Their address is 2470
Registrar for the Basic     St. Rose Pkwy, Suite 304, Henderson, NV 89074.
Services, Inc. Shares       Their telephone number is (702) 818-5898.

Trading Market              We are not trading on any exchange.

Dividend Policy             Eaton has not paid cash dividends in the past, and
                            we anticipate that following the Distribution neither Basic Services nor Eaton will pay cash dividends. However, no formal action has been taken with respect to future dividends, and the declaration and payment of dividends by Basic
                            Services and Eaton will be at the sole
                            discretion of their respective boards of directors.

Risk Factors                The distribution and ownership of our Common Stock
                            involve various risks. You should read carefully the factors discussed under "Risk Factors" beginning on page 12. Several of the most significant risks of the Distribution include:

                            o The Distribution may cause the trading price of Eaton Common Stock to decline.

                            o There has not been a prior trading market for Basic Services Common Stock and a trading market for our Common Stock may not develop.

                            o The Distribution of Basic Services Common Stock may result in tax liability to you.

                            o Eaton and Basic Services may in the future, sell or issue unregistered convertible securities which are convertible into common shares of Basic Services, Inc. without limitations on the number of common shares the securities are convertible into, which could dilute the value of your holdings and could have other negative impacts on your investment.


Federal Income Tax          Eaton and Basic Services, Inc. do not intend for
Consequences                the Distribution to be tax-free for U.S. federal
                            income tax purposes. You will be required to pay income tax on the value of your shares of Basic
                            Services Common Stock received to the extent of the current or accumulated earnings and profits of Eaton. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.


Our Relationship with       Prior to the Distribution, Eaton and Basic Services
Eaton After the             have entered into an agreement to transfer to Basic
Distribution                Services selected assets and liabilities of Eaton
                            related pharmaceutical business to Basic Services' business and to make arrangements for the Distribution. Each entity will have different management and directors, and Eaton will have no Ownership in Basic Services, Inc.


Board of Directors of       After the Distribution, Basic Services, Inc. is
Basic Services              expected to have an initial board of one directors.
                            The initial directors will serve a one-year terms.
                            Mark DeStefano has been identified to serve on the initial board Basic Services. Mr. DeStefano will be the second largest shareholder of Basic
                            Services, Inc., and will own 8.3% of Eaton.


Management of Basic         Mr. DeStefano will serve as Chairman of the Board
Services                    of Basic Services and will also serve as President
                            and Chief Executive Officer of Basic Services.  Mr.
                            DeStefano will not provide services to Basic
                            Services on a full-time basis.

Conflicts of Interest       After the  Distribution, Mr. DeStefano, Director
                            and sole officer of Basic Services, Inc. will be the second largest shareholder of Basic Services, Inc., owning 41.3% of Basic Services common stock and owning 8.3% of Eaton' common stock. This relationship could create, or appear to create, potential conflicts of interest when Eaton
                            Laboratories is faced with decisions that have different implications for Basic Services and Eaton, such as potential business acquisitions to be made by Basic Services or disputes arising out of any agreements between the two companies.
                            Basic Services does not have any formal procedure in place for resolving such conflicts of interest which may arise in the future.

Stockholder Inquiries       Any persons having inquiries relating to the
                            Distribution should contact the Shareholder
                            Services department of the  distribution  agent at
                            (801) 484-7222 or Basic Services, in writing at Basic Services, Inc., 9604 Royal Lamb Drive, Las
                            Vegas, Nevada  89145, or by telephone at (702)
                            203-8477.

                            SUMMARY FINANCIAL INFORMATION
                            -----------------------------


                                                             For The Period
                                                            March 28, 2007
                                                             (Inception) to
                                                             April 30, 2007
                                                           ------------------
Statement of Operations Data:
  Revenues                                                          $      -
  Net Loss                                                          $   (325)
  Net Loss Per Common Share - Basic and Diluted                     $  (0.00)
Weighted Average Common Shares Outstanding - 10,873,750
  Basic and Diluted

Balance sheet data:
                                                                April 30, 2007
                                                             ------------------
Working Capital                                                     $      1
Total Assets                                                        $      1
Stockholders' Equity                                                $ (4,999)





                                 RISK FACTORS
                                 ------------

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our common stock.

                      RISK FACTORS RELATING TO OUR COMPANY
                      ------------------------------------

1. Since we are a development stage pharmaceutical company, we have generated no revenues, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our company was incorporated on March 28, 2007, we are a spin off of Eaton Laboratories, which was incorporated February 2, 2000; we have realized no revenues. We have no solid operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this distribution.


2. If our business plan is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this registration statement, at April 30, 2007 we had working capital of approximately $1 and stockholders' equity of approximately $(4,999). In addition, we had a net loss of approximately $(325) for the period March 28, 2007 (inception) to April
30, 2007.

These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period March 28, 2007 (inception) to April 30, 2007. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

3.  We expect losses in the future because we have little revenue.

We have generated no revenues , we are expect losses over the next twelve (12) months since we have no revenues to offset the expenses associated in executing our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4. Basic Services has no operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

Although Eaton Laboratories has operated as a reporting public company since 2005 and has been working on the development of generic pharmaceutical formulations, Basic Services does not have an operating history as an independent public company. Historically, since the businesses that comprise each of Basic Services and Eaton have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. After the Distribution, Basic Services will be an independent company, unable to rely on Eaton Laboratories.
Following the Distribution, Basic Services will maintain its own credit and banking relationships and perform its own financial and investor relations functions. Basic Services may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as fully reporting independent public company, and the development of such structure will require a significant amount of management's time and other resources.


5. Since our officer works or consults for other companies, his other activities could slow down our operations.

Mark DeStefano, our sole officer, does not work for us exclusively and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment in other activities. His other activities will prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

Mark DeStefano, the President and Director of the company, currently devotes approximately 5-10 hours per week to company matters. The responsibility of developing the company's business, the distribution of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. DeStefano. Mr. DeStefano was the former Treasurer of Eaton Laboratories, the Company that spun off Basic Services, Inc. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. Mr. DeStefano intends to limit his role in his other business activities and devote more of his time to Basic Services, Inc. after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries per our business plan. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

6. Our sole officer, Mr. Mark DeStefano, no prior experience in running a generic pharmaceutical company.

Our sole executive officer has no experience in operating a generic pharmaceutical company prior to Basic Services, Inc. Mr. DeStefano did serve as Treasurer of Eaton Laboratories from February 2, 2000 (inception) until November 2005. Due to his lack of experience, our executive officer may make wrong decisions and choices regarding key decisions on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry.


7. If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

As of April 30, 2007, the Company had working cash and equivalents of $1. The Company needs at least one million dollars ($1,000,000) in order to obtain FDA (Food and Drug Administration) approval to market a generic prescription pharmaceutical. The company has yet to find sourcing for this endeavor. The Company has initial plans to conduct the necessary investigative studies to bring an off-patent pharmaceutical product into the market. The regulatory requirements of the FDA to issue an ANDA (abbreviated new drug application) will be capital intensive (i.e. stability studies, bioequivalence studies, and final product manufacturing/distribution will be needed), this project will also require a larger working capital basis to maintain adequate inventories of the approved product. This need for additional funds will be derived somewhat from internal revenues and earnings, however, the vast majority will be received from future stock offerings. These future offerings could significantly dilute the value of any previous investor's investment.
If and when FDA approval can be obtained for this product, the Company will be required to produce product for real distribution. Some of this retail product can be obtained from the bio-batch produced for the FDA, for the Company's submission package. The company expects it will be required to spend an additional $1,000,000 to produce product for initial retail distribution.
This anticipated expenditure includes the manufacturer of a full scale manufacturing batch, completed human testing, and preparation of a submission package to the FDA.

There are no guarantees given that the Company will be able to find the necessary financing or the necessary financing will be available, if required or if available, will be on terms and conditions satisfactory to management. The above outlined capital problems which could significantly affect the value of any Common Shares and could result in the loss of an investor's entire investment.

8. We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

9. We may not be able to compete with larger pharmaceutical companies, the majority of whom have greater resources and experience than we do.

The Company has no way of knowing that other companies may be working on bringing the same generic product into the market. In order to obtain FDA approval to market a generic, it can take almost a twelve (12) to eighteen
(18) months to obtain an ANDA from the FDA. And, there is no way to find out if someone else has submitted identical paperwork beforehand. Therefore, there is always a possibility that similar generic may enter the market before our generic. When multiple generics of the same product exist, it becomes a price war to capture market share. It depends on the volume of the brand name product to determine how low to drop a price.

Many of the Company's competitors are significantly larger and have substantially greater financial, distribution, marketing and other resources and have achieved better recognition for their brand names for product lines or certain products than the Company. There is no assurance that the Company will be able to compete successfully against present or future competitors or that competitive pressures faced by the Company will not have a material adverse effect on the Company.


10. The FDA Approval Process Can Be Very Lengthy, which would delay us from bringing any generic pharmaceutical to the market.

Upon the completion of the required testing, (in both the laboratory and humans), analysis of the testing, and producing an actual manufacturing lot of the product, the Company will be ready to submit an Application to the FDA for their review and comment. Management expects this process could take 12 to 18 months, just to produce the required data for a Submission Application. Once the Application is received by the FDA, they have 180 days to respond to an Application. At that time, based on the data provide, they will most likely comment on the Application in that they will require clarification or more data. If the FDA requires additional data following the review of Eaton's Applications, this will cost the company additional expenses.

11. Our sole officer/director and largest shareholder own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our sole officer/director and our principal stockholder, in the aggregate, beneficially own approximately or have the right to vote approximately 87.2% of our outstanding common stock. As a result, these two stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these two individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.


                     RISKS RELATING TO OUR COMMON SHARES
                     -----------------------------------

12. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

13. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:
(a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

14. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or,if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between Basic Services, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this distribution. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

The Company's common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, announcements of technological innovations or new solutions by the Company or its competitors, general conditions in pharmaceutical industry, and other events or factors, many of which are beyond the Company's control. In addition, the stock market has experienced price and volume fluctuations, which have affected the market price for many companies in industries similar or related to that of the Company, which have been unrelated to the operating performance of these companies. These market fluctuations may have a material adverse eject on the market price of the Company's common stock if it ever becomes tradable.


15. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

16. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock,and the right to the redemption of such preferred shares,together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.


17. We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                               CAPITALIZATION
                               --------------

The following table sets forth, as of April 30, 2007, the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.


                                                         April 30, 2007
                                                       ------------------

                                                            Actual
                                                         -----------

Liabilities and Stockholders' Equity

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
    Shares authorized, none issued                                  -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, 10,873,750 shares
    issued and outstanding as of 4/30/07                       10,873
   Additional paid-in capital                                 (15,547)
   (Deficit) accumulated during development
    stage                                                        (325)
                                                         -------------
                                                               (4,999)
                                                         -------------
                                                         $          1
                                                         =============

                          FORWARD-LOOKING STATEMENTS
                          --------------------------

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of Basic Services, Inc., and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect Basic Services' future results and could cause those results to differ materially from those expressed in such forward looking statements.


                               USE OF PROCEEDS
                               ---------------

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.



                           CERTAIN MARKET INFORMATION
                           --------------------------

There currently exists no public trading market for our common stock. We do not intend to develop a public trading market until the spin-off registration has been completed. There can be no assurance that a public trading market will develop at that time or be sustained in the future. Without an active public trading market, you may not be able to liquidate your shares without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in our company, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.



           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
           ---------------------------------------------------------

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Basic Services and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange

Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are focused on becoming a generic pharmaceutical company, that develops, markets and sells generic pharmaceutical products through drug wholesalers, pharmacies, hospitals, clinic, and health maintenance organizations. We are developing these products by hiring the services outside contract manufacturing and testing facilities.

Results of Operations for Period Ending April 30, 2007

We earned no revenues since our inception on March 28, 2007 through April 30, 2007. We do not anticipate earning any significant revenues until such time as we can bring to the market a generic pharmaceutical product. We are presently in the development stage of our business and we can provide no assurance that we will be successful in developing any generic pharmaceutical products.

For the period inception through April 30, 2007 we generated no income. Since our inception on March 28, 2007 we experienced a net loss of $(325). Our loss was attributed to organizational expenses. Our operating expenses included general and administrative expenses. We anticipate our operating expenses will increase as we enhance our operations. The increase will be attributed to professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Revenues

We generated no revenues for the period from March 28, 2007 (inception) through April 30, 2007. We do not anticipate generating any revenues for at least 24 months.

Liquidity and Capital Resources

Our balance sheet as of April 30, 2007 reflects assets of $1 and $5,000 in current liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $1,000,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Our sole officer/director has agreed to donate funds to the operations of the Company, in order to keep it fully reporting for the next twelve (12) months, without seeking reimbursement for funds donated.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.



                             DESCRIPTION OF BUSINESS
                             -----------------------

Corporate History
-----------------

The Company was organized March 28, 2007 (Date of Inception) under the laws of the State of Nevada, as Basic Services, Inc. The Company was incorporated as a subsidiary of Eaton Laboratories, Inc., ("Eaton"), a Nevada corporation.

On March 30, 2007, Basic Services' parent corporation, Eaton entered into an Acquisition Agreement and Plan of Merger ("Agreement") with Hydrogen Hybrid Technologies, Inc. ("HHT"), a privately-held Canadian corporation. Pursuant to the terms of the Agreement, HHT acquired Eaton, and Eaton agreed to spin off its wholly-owned subsidiary, Basic Services, Inc.

On April 30, 2007, the record shareholders of Eaton received one (1) unregistered common share, par value $0.001, of Basic Services, Inc. common stock for every share of Eaton Laboratories common stock owned. The Basic Services, Inc. stock dividend was be based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date. The spin off did not include any stock issued to the shareholders of Hydrogen Hybrid Technologies, Inc., who received Eaton shares pursuant to the Agreement with Eaton.

Eaton retained no ownership in Basic Services, Inc. following the spin off. Further, Basic Services, Inc. is no longer a subsidiary of Eaton. At the time of spin off, all of the assets and liabilities of the pharmaceutical operations of Eaton Laboratories were transferred into Basic Services, Inc. The spin off resulted in Basic Services taking over the pharmaceutical operations of Eaton Laboratories.


Basic Services Business Plan
----------------------------

Basic Services, Inc. is a developmental pharmaceutical company which plans to produce generic pharmaceutical products, through contract laboratories and contract manufacturing facilities, for pharmaceutical products that have lost their innovator patent(s). The company plans to distribute its product(s) into the marketplace through drug wholesalers, chain pharmacies and State Medicaid programs.

There are few generic pharmaceutical companies who target the lower volume brand name products that have lost their patent. It is the goal of Eaton Laboratories, Inc. to identify these smaller volume products, and with little overhead, find a contract laboratory and manufacturer who can adhere to FDA guidelines to replicate these products.

As a spin off of Eaton Laboratories, Basic Services is in the process of the developing a generic pharmaceutical starting with one product. The formulation and manufacturing process has been developed, the Company needs to produce a full manufacturing batch and conduct patient studies before it can submitted its Abbreviated New Drug Application ("ANDA") to the Food and Drug Administration ("FDA"). Eaton needs approximately 6-months to complete this full scale manufacturing batch, by utilizing the services of a contract manufactures followed by comparative human testing. Once this data has been tabulated, the Company will submit a ANDA to the FDA. FDA approval to market this product could take an additional twelve to eighteen months. Therefore, Basic Services does not expect to generate any revenues for at least two years.

Business Strategy
-----------------

There are a finite number of end customers of generic pharmaceuticals products. If there are multiple generic pharmaceutical products on the market for the same type of product, these products share the total market sales in the marketplace. Generally speaking, the first generic product to enter the marketplace, captures a significant share of the market. Price and distribution also become a major factors in determining which generic product is utilized over a similar product. Eaton does not expect to be the first on the market with its future generic products.

The FDA requires that generic products produce a series of studies and the results of its testing before companies are authorized to sell these products. At that time, the FDA will issue an ANDA, which allows the company to market a product. If the product fails these studies, the entire project and all funding can be lost. It should be pointed out, if the company cannot pass the necessary studies required by the FDA, the Company would be unable to fund additional studies. This could place the Company's future at great risk, to the point, that the Company would not have enough funds to continue in business.

Basic Services Funding Requirements
-----------------------------------

Basic Services does not have the required capital or funding to complete its project. Management anticipates Eaton will require at least $1,000,000 to complete a full scale manufacturing batch, perform the required FDA human studies and prepare a submission package to the FDA. The Company has yet to source this funding.

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.

Marketing Strategies
--------------------

Once a new generic product enters the marketplace, the FDA itself announces through its industry newsletter that the product has been approved for sale. When the product becomes available for sale, there are just a two major data banks, who need to be notified that the product is available. They are:
First Data Bank and Medi-Span.   These data banks, notify the trade that a new
generic product is available.

Wholesalers want to be informed before a product is approved so that they can enter the product into their warehouse and computer system. The top ten wholesalers ship pharmaceutical products to 80 percent of the pharmacies in the U.S. The pharmacies are notified that a new generic product is available through the above mentioned data banks. Based on the price of the new generic, they will quickly substitute the generic the brand product, and not drop the retail sales price to the public accordingly. This is how pharmacies improve their profit margins. Many managed health care organizations and some States are mandated to use generic products, whenever they are available, in place of the brand name products.

Competition
-----------

In the pharmaceutical business, the first generic entry captures the lion share of the market. The Company has no way of knowing how many other companies may be working on bringing the same generic product into the market. There is no way to find out if other pharmaceutical companies have submitted identical paperwork for similar FDA submissions. Therefore, there is always a possibility that similar generic products may enter the market before Basic's generic product. When multiple generics of the same product exist, it becomes a price war to capture market share. It depends on the volume of the brand name product to determine how low to drop a price.


BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.


REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.


PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis as we obtain the rights to purchase technologies.

NEED FOR GOVERNMENT APPROVAL FOR OUR SERVICES
---------------------------------------------

Although the Company plans on obtaining all required federal and state permits, licenses, FDA registrations and bonds to operate its facilities, there can be no assurance that the Company's operation and profitability will not be subject to more restrictive regulation or increased regulation by federal, state, or local agencies.

Upon the completion of the required testing, (in both the laboratory and humans), analysis of the testing, and producing an actual manufacturing lot of the product, the Company will be ready to submit an Application to the FDA for their review and comment. Management expects this process could take 12 to 18 months, just to produce the required data for a Submission Application.
Once the Application is received by the FDA, they have 180 days to respond to an Application. At that time, based on the data provide, they will most likely comment on the Application in that they will require clarification or more data. If the FDA requires additional data following the review of Eaton's Applications, this will cost the company additional expenses.


Employees
---------

We have no employees other than Mr. DeStefano, our President. He plans to devote 5-10 hours per week of his time to our business. All functions including development, strategy, negotiations and clerical work is being provided by our sole officer/director on a voluntary basis, without compensation.

Description of Property
-----------------------

Our offices are currently located at 9604 Royal Lamb Drive, Las Vegas, Nevada 89145. Our telephone number is (702) 203-8477. The office space is provided to the Company by our sole officer at no cost to the Company. Our officer will not seek reimbursement for past office expenses.


                             LEGAL PROCEEDINGS
                             -----------------

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
            ------------------------------------------------------------

Directors and Executive Officers
--------------------------------

Our executive officers and directors and their respective ages as of April 30, 2007 are as follows:

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.


Name                         Age   Positions and Offices Held
---------------              ---   --------------------------
Mark DeStefano               46    President, Secretary and Director

The business address for our officers/directors is: c/o Basic Services, Inc., 9604 Royal Lamb Drive, Las Vegas, Nevada 89145.

Set forth below is a brief description of the background and business experience of our sole officer/director for the past five years.


Mark DeStefano, President and Director
--------------------------------------

1999 - Present - MQ Holdings, Inc., President/Director Financial Services,
                 Las Vegas, NV

2001 - 2005    - Eaton Laboratories, Inc. Treasurer, Generic Drug Company
                 Las Vegas, NV

2003 - Present - SMO, LLC, Manager, Real Estate Investments, Las Vegas, NV

2003 - Present - Future Stars of America, President/Director, charitable organization, Las Vegas, NV

2007 - Present - Basic Services, Inc., President/Director, generic pharmaceutical company, Las Vegas, NV

Involvement in Certain Legal Proceedings
----------------------------------------

Our sole director, executive officer and control persons has not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated,of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


Compensation
------------

We presently do not pay our officers/directors any salary or consulting fee. We do not anticipate paying compensation to officers/directors until our Company can generate a profit on a regular basis.

We do not have any employment agreements with our officers/directors. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.


EXECUTIVE COMPENSATION
----------------------

Summary Compensation
---------------------

As a result of our the Company's current limited available cash, no officer or director received compensation since March 28, 2007 (inception) of the company through April 30, 2007. Basic Services has no intention of paying any salaries at this time. Basic Services intends to pay salaries when cash flow permits.

Stock Option Grants
-------------------

We did not grant any stock options to the executive officers or directors from inception through April 30, 2007.

Term of Office
--------------

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board of Directors
------------------------------------
Currently, we do not have any committees of the Board of Directors.

Director and Executive Compensation
-----------------------------------

We do not pay to our directors any compensation for serving as a director on our board of directors. We do not pay to our director or officer any salary or consulting fee.

Employment Agreements
---------------------

The Company currently does not have employment agreements with its executive officer. The executive officer/director of the Company has agreed to take no salary until the Company can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. He will receive no accrued remuneration.

Equity Incentive Plan
---------------------

We have not adopted an equity incentive plan, and no stock options or similar instruments have been granted to any of our officers or directors.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee. Mr. Mark DeStefano is the board's financial expert member.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our sole officer/director.


                  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
                  ----------------------------------------------

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act")may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
              ----------------------------------------------

The company's sole officer/director has contributed office space for our use for all periods presented. There is no charge to us for the space.

Our officer/director can be considered a promoter of Basic Services, Inc. in consideration of his participation and managing of the business of the company.

Through a Board Resolution, the Company hired the professional services of Moore & Associates, Chartered, Certified Public Accountants, to perform audited financials for the Company. Moore & Associates, Chartered own no stock in the Company. The company has no formal contracts with its accountants, they are paid on a fee for service basis.

Mr. DeStefano, our sole officer/director will be the second largest shareholder of Basic Services, Inc. He was the former Treasurer of Eaton Laboratories from February 2, 2000 (inception) until November 2005. He owns 41.3% of Basic Services common stock and simultaneously owns 8.3% of Eaton' common stock. This relationship could create, or appear to create, potential conflicts of interest when Eaton Laboratories is faced with decisions that have different implications for Basic Services and Eaton, such as potential business acquisitions to be made by Basic Services or disputes arising out of any agreements between the two companies. Basic Services does not have any formal procedure in place for resolving such conflicts of interest which may arise in the future.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;

b) Any majority security holder; and

c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

The following table lists, as of April 30, 2007, the number of shares of Common Stock beneficially owned by (i)each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 10,873,750 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.


                                                     Amount
Title     Name and Address                           of shares      Percent
of        of Beneficial                              held by          of
Class     Owner of Shares         Position           Owner          Class(1)
----------------------------------------------------------------------------
Common     Mark DeStefano (2)     Shareholder        4,500,000       41.3%
Common     T. J. Jesky (3)        Pres./Director     5,000,000       45.9%
---------------------------------------------------------------------------
All Executive Officers, Directors
as a Group  (1 person  )                             9,500,000       87.2%

(1) The percentages listed in the Percent of Class column are based upon 10,873,750 issued and outstanding shares of Common Stock.
(2)  Mark DeStefano, 9604 Royal Lamb Drive, Las Vegas, Nevada  89145.
(3)  T. J. Jesky, 1515 E. Tropicana, Suite 710-U, Las Vegas, NV 89119.


We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                                THE DISTRIBUTION
                                ----------------

Introduction
------------

In March 2007, Eaton Laboratories' board of directors declared a distribution payable to the holders of record of outstanding Eaton Laboratories common stock at the close of business on April 24, 2007, (the "Record Date"). The Basic Services, Inc. stock dividend was based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date. The spin off did not include any stock issued to the shareholders of Hydrogen Hybrid Technologies, Inc., who received Eaton shares pursuant to the Acquisition Agreement and Plan of Merger with Eaton Laboratories, dated March 30, 2007.

Basic Services was a wholly-owned subsidiary of Eaton Laboratories. As a result of the Distribution,100% of the outstanding Basic Services Common Stock will be distributed to Eaton Laboratories stockholders. Immediately following the Distribution, Eaton Laboratories and its subsidiaries will not own any shares of Basic Services Common Stock and Basic Services will be an independent public company. The Basic Services Common Stock will be distributed by stock certificates, issued by Empire Stock Transfer, our stock transfer agent.

Basic Services was incorporated on March 28, 2007. On April 30, 2007, Basic Services received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other proprietary information of the pharmaceutical operations of Eaton Laboratories, a Nevada corporation.

While Eaton has been engaged in the development of a generic pharmaceutical product since 2000. With the acquisition of Hydrogen Hybrid Technologies, Inc., Eaton management decided to focus its business to sell and distribute on-board hydrogen generating and injections systems for the Original Equipment Manufacturer, car and light truck markets globally and believes that the transition to an independent company will provide Basic Services with greater access to capital to develop its generic pharmaceutical product(s). As such, Basic Services' business will be formed from the contribution by Eaton of its pharmaceutical assets and related pharmaceutical liabilities on or about, April 30, 2007, the effective date of the distribution of its spin off dividend.

Following the Distribution, Basic Services will own and operate Eaton's pharmaceutical operations. Concurrently with the Distribution, Eaton intends to contribute the majority of its remaining business lines into Basic Services and intends to distribute the stock to its stockholders. Following the Distribution, Basic Services may seek to expand its operations through additional research and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of Basic Services. Basic Services may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, Basic Services has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

Basic Services' principal executive offices are located at 9604 Royal Lamb Drive, Las Vegas, Nevada 89145, and its telephone number is (702) 203-8477.


Reasons for the Distribution
----------------------------

The board of directors and management of Eaton believe that the Distribution is in the best interests of Eaton and its stockholders. Eaton believes that the Distribution will enhance value for Eaton stockholders and that the spin off of the pharmaceutical business into Basic Services has provided greater access to capital by allowing the financial community to focus solely on Basic Services and its pharmaceutical business as a stand alone company.

In determining the terms of the spin off of the pharmaceutical business and the Distribution, the board considered the ability of Eaton to satisfy its working capital needs as a whole as against the ability of the pharmaceutical business to satisfy its capital needs as a stand alone company. Eaton's present plan, which is subject to change, is to become a distribution company for on-board hydrogen generating and injections systems, and, in order to effectuate that business plan, Eaton would need to significantly expand its research and development and hire different types of personnel. In addition, the Eaton's board believed that, as a result of each company's business plan, the pharmaceutical business as a stand-alone company would more easily be able to obtain financing from third parties. In order to avoid any potential conflict of interest, Eaton and Basic Services will have different management and different directors.



                    MANNER OF EFFECTING THE DISTRIBUTION
                    ------------------------------------

The Distribution will be made on the basis of one share of Basic Services Common Stock for one share of Eaton Laboratories common stock outstanding on the Record Date. This includes a total of 10,873,750 common shares. The spin off did not include any stock issued to the shareholders of Hydrogen Hybrid Technologies, Inc., who received Eaton shares pursuant to the Acquisition Agreement and Plan of Merger with Eaton Laboratories, dated March 30, 2007.
At the time of the Distribution, the shares of Basic Services Common Stock to be distributed will constitute 100% of the outstanding Basic Services
Common Stock. Immediately following the Distribution, Eaton Laboratories will not own any Basic Services Common Stock and Basic Services will be an independent public company.

The shares of Basic Services Common Stock being distributed in the Distribution will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See "Description of Securities" beginning on page 42.

Eaton Laboratories and Basic Services will notify Empire stock transfer agent, their mutual stock transfer company to issue the common shares to the Basic Services shareholders on April 30, 2007. Following the Distribution, each record holder of Eaton Laboratories stock on the Record Date will receive from the Transfer Agent a share certificate of Basic Services Common
Stock in the stockholder's name based on the same number of Eaton shares owned. If you are not a record holder of Eaton stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of Basic Services Common Stock should be credited to your account with your stockbroker or nominee on April 30, 2007.

No Eaton stockholder will be required to pay any cash or other consideration for the shares of Basic Services Common Stock received in the Distribution, or to surrender or exchange Eaton Laboratories shares in order to receive shares of Basic Services Common Stock. The Distribution will not affect the number of, or the rights attaching to, outstanding Eaton Laboratories shares. No vote of Eaton Laboratories stockholders is required or sought in connection with the Distribution, and Eaton Laboratories stockholders will have no appraisal rights in connection with the Distribution.

In order to receive shares of Basic Services Common Stock in the Distribution, Eaton Laboratories stockholders must be stockholders at the close of business on April 24, 2007, the Record Date.

Results of the Distribution
---------------------------

After the Distribution, Basic Services will be a separate public company operating the pharmaceutical business formerly operated by Eaton Laboratories. Based on the original 10,873,750 common shares of Eaton Laboratories shares outstanding, prior to the acquisition of HHT that will actually participate in the Distribution, Basic Services expects to have approximately 100 holders of record of Basic Services Common Stock, and 10,873,750 common shares of Basic Services Common Stock outstanding, immediately after the Distribution. The Distribution will not affect the number of outstanding Eaton Laboratories shares or any rights of Eaton Laboratories stockholders.

Listing and Trading of the Basic Services Common Stock
------------------------------------------------------

Neither Basic Services nor Eaton Laboratories makes recommendations on the purchase, retention or sale of shares of Eaton Laboratories common stock or shares of Basic Services' Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

If you do decide to purchase or sell any Eaton Laboratories or Basic Services shares, you should make sure your stockbroker, bank or other nominee understands whether you want to purchase or sell Eaton Laboratories common stock or Basic Services Common Stock, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

There is not currently a public market for the Basic Services Common Stock. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC.
The shares of Basic Services Common Stock distributed to Eaton Laboratories stockholders will be freely transferable, except for (1) shares of Basic Services Common Stock received by persons who may be deemed to be affiliates of Basic Services under the Securities Act of 1933, as amended
(the "Securities Act"), and (2) shares of Basic Services Common Stock received by persons who hold restricted shares of Eaton Laboratories common stock. Persons who may be deemed to be affiliates of Basic Services after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with Basic Services and may include certain directors, officers and significant stockholders of Basic Services. Persons who are affiliates of Basic Services will be permitted to sell their shares of Basic Services Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

Following the Distribution, Eaton Laboratories expects that its common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "ETLB." Even though Eaton is currently a publicly held company, there can be no assurance as to whether an active trading market for Eaton common stock will be maintained after the Distribution or as to the prices at which the Eaton common stock will trade. Eaton stockholders may sell their Eaton common stock following the Distribution. Whether an active trading market for Eaton common stock will be maintained after the Distribution and the prices for Eaton common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, Eaton's results of operations, what investors think of Eaton and its industries, changes in economic conditions in its industries and general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the Basic Services Common Stock and/or Eaton common stock.

Admission to Quotation on the OTC Bulletin Board
------------------------------------------------

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board,an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualified for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.


Penny Stock Regulations
-----------------------

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

                      FEDERAL INCOME TAX CONSIDERATIONS
                      ---------------------------------

General
-------

The following discusses U.S. federal income tax consequences of the spin-off transactions to Basic Services stockholders who hold Basic Services common stock as a capital asset. The discussion which follows is based on the Internal Revenue Code, Treasury Regulations issued under the Internal Revenue Code, and judicial and administrative interpretations of the Code, all as in effect as of the date of this Prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not intended as a complete description of all tax consequences of the spin-off, and in particular may not address U.S. federal income tax considerations applicable to Basic Services stockholders who are subject to special treatment under U.S. federal income tax law. Stockholders subject to special treatment include, for example:

o foreign persons (for income tax purposes, a non-U.S. person is a person who is not a citizen or a resident of the United States, or an alien individual who is a lawful permanent resident of the United States, or meets the substantial presence residency test under the federal income tax laws, or a corporation, partnership or other entity that is not organized in or under the laws of the United States or any state thereof or the District of Columbia);

o  financial institutions;

o  dealers in securities;

o traders in securities who elect to apply a market-to-market method of accounting;

o  insurance companies;

o  tax-exempt entities;

o holders who acquire their shares pursuant to the exercise of employee stock options or other compensatory rights, and;

o holders who hold Basic Services common stock as part of a hedge, straddle, conversion or constructive sale.

Further, no information is provided in this Prospectus with respect to the tax consequences of the spin-off under applicable foreign or state or local laws. Basic Services stockholders are urged to consult with their tax advisors regarding the tax consequences of the spin-off to them, as applicable, including the effects of U.S. federal, state, local, foreign and other tax laws.

We believe that the distribution will not qualify as a tax-free distribution because we do not believe it meets the requirements of Section 355 of the Code. Based upon the assumption that the spin-off fails to qualify as a tax-free distribution under Section 355 of the Code, then each Basic Services stockholder receiving our shares of common stock in the spin-off generally would be treated as if such stockholder received a taxable distribution in an amount equal to the fair market value of our common stock when received. This would result in:

o a dividend to the extent paid out of Basic Services' current and accumulated earnings and profits at the end of the year in which the spin-off occurs; then

o a reduction in your basis in Basic Services common stock to the extent that the fair market value of our common stock received in the spin-off exceeds your share of the dividend portion of the distribution;

o   referenced above; and then

o gain from the sale or exchange of Basic Services common stock to the extent the amount received exceeds the sum of the portion taxed as a dividend and the portion treated as a reduction in basis;

o each shareholder's basis in our common stock will be equal to the fair market value of such stock at the time of the spin-off. If a public trading market for our common stock develops, we believe that the fair market value of the shares will be equal to the public trading price of the shares on the distribution date. However, if a public trading market for our shares does not exist on the distribution date, other criteria will be used to determine fair market value, including such factors as recent transactions in our shares, our net book value and other recognized criteria of value.

Following completion of the distribution, information with respect to the allocation of tax basis among Basic Services and our common stock will be made available to the holders of Basic Services common stock.

Back-up Withholding Requirements
--------------------------------

U.S. information reporting requirements and back-up withholding may apply with respect to dividends paid on and the proceeds from the taxable sale, exchange or other disposition of our common stock unless the stockholder:

o is a corporation or comes within certain other exempt categories and, when required, demonstrates these facts; or

o provides a correct taxpayer identification number, certifies that there has been no loss of exemption from back-up withholding and otherwise complies with applicable requirements of the back-up withholding rules

A stockholder who does not supply Basic Services with his, her or its correct taxpayer identification number may be subject to penalties imposed by the I.R.S. Any amount withheld under these rules will be creditable against the stockholder's federal income tax liability. Stockholders should consult their tax advisors as to their qualification for exemption from back-up withholding and the procedure for obtaining such exemption. If information reporting requirements apply to the stockholder, the amount of dividends paid with respect to the stockholder's shares will be reported annually to the I.R.S. and to the stockholder.

                     FEDERAL SECURITIES LAWS CONSEQUENCES
                     ------------------------------------

Of the 10,873,750 shares of Eaton Laboratories common stock distributed to Basic Services stockholders in the spin-off, following the effectiveness of this registration statement, all 10,873,750 shares will be freely transferable under the Act, except for those securities received by persons who may be deemed to be affiliates of Basic Services under Securities Act rules. Persons who may be deemed to be affiliates of Basic Services after the spin-off generally include individuals or entities that control, are controlled by or are under common control with Basic Services, such as our directors and executive officers. Approximately 9,500,000 shares of our common stock will be held by affiliates after completion of the spin-off.

Persons who are affiliates of Basic Services generally will be permitted to sell their shares of Basic Services common stock received in the spin-off only pursuant to Rule 144 under the Securities Act. However, because the shares received in the spin-off are not restricted securities, the holding period requirement of Rule 144 will not apply. As a result, Basic Services common stock received by Basic Services affiliates pursuant to the spin-off may be sold if certain provisions of Rule 144 under the Securities Act are complied with (e.g., the amount sold within a three-month period does not exceed the greater of one percent of the outstanding Basic Services common stock or the average weekly trading volume for Basic Services common stock during the preceding four-week period, and the securities are sold in "broker's transactions" and in compliance with certain notice provisions under Rule144).

                           DESCRIPTION OF SECURITIES
                           -------------------------

General
-------

Our authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share. At April 30, 2007, there were 10,873,750 common shares outstanding which were held by approximately one hundred (100) stockholders of record. There are 5,000,000 preferred shares authorized and none issued.

Common Stock
------------

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty-one percent (51%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our By-laws do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Share Purchase Warrants
-----------------------

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options
-------

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities
----------------------

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws
-------------------------

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.


Expenses of Issuance and Distribution
-------------------------------------

We have agreed to pay all expenses incident to the distribution to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    7
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $1,000
Printing*                                                       $  293
                                                                ------
Total                                                           $2,300
                                                                ======

*Estimated Expenses.


                                  DIVIDEND POLICY
                                  ---------------

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.


                                 TRANSFER AGENT
                                 --------------

We are currently utilizing the services of Empire Stock Transfer, Inc., 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074, Telephone: 702-818-5898. Empire serves in the capacity as our transfer agent to have us track and facilitate the transfer of our stock.



                                   LEGAL MATTERS
                                   -------------

Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

                                     EXPERTS
                                     -------

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel
-------------------------------------

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or distribution of the common stock was employed on a contingency basis or had, or is to receive, in connection with the distribution, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of Basic Services, Inc. in consideration of her participation and managing of the business of the company since its incorporation.



                      WHERE YOU CAN FIND MORE INFORMATION
                      -----------------------------------

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS
                              --------------------

                              Basic Services, Inc.

                              FINANCIAL STATEMENTS
                               April 30, 2007







TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------


                                                                   PAGE
                                                                   ----
Independent Auditors' Report                                       F-1
Balance Sheet                                                      F-2
Statements of Operations                                           F-3
Statements of Changes in Stockholders' Equity                      F-4
Statements of Cash Flows                                           F-5
Notes to Financials                                                F-6


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           -------------------------------------------------------

To the Board of Directors
Basic Services, Inc.


We have audited the accompanying balance sheet of Basic Services, Inc. as of April 30, 2007, and the related statements of operations, stockholders' equity and cash flows from inception March 28, 2007, through April 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Basic Services, Inc. as of April 30, 2007 and the results of its operations and its cash flows from inception March 28, 2007, through April 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has generated no source of revenue and has not commenced its planned operations raising substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    May 8, 2007

                2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7511 Fax (702) 253-7501

                             Basic Services, Inc.
                       (A Development Stage Company)
                               Balance Sheet
                               April 30, 2007



Balance Sheet

                                                           April 30,
                                                             2007
                                                         -------------
Assets
(Journal Transfer from Eaton Labs)

Current assets:
   Cash and equivalents                                  $          1
                                                         -------------
     Total current assets                                           1

                                                         $          1
                                                         =============

Liabilities and Stockholders' Equity
(Journal Transfer from Eaton Labs)

Current liabilities:                                     $      5,000
                                                         -------------
     Total current liabilities                                  5,000
                                                         -------------

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
    Shares authorized, none issued                                  -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, 10,873,750 shares
    issued and outstanding as of 4/30/07                       10,873
   Additional paid-in capital                                 (15,547)
   (Deficit) accumulated during development
    stage                                                        (325)
                                                         -------------
                                                               (4,999)
                                                         -------------
                                                         $          1
                                                         =============


   The accompanying notes are an integral part of these financial statements.

                          Basic Services, Inc.
                       (A Development Stage Company)
                          Statement of Operations
     For the Period from March 28, 2007 (Inception) to April 30, 2007



Statement of Operations


                                                            March 28, 2007
                                                            (inception) to
                                                               April 30,
                                                                 2007
                                                            ----------------
Revenue                                                     $             -
                                                            ----------------

Expenses:
Organizational Costs                                                    325

                                                            ----------------
   Total expenses                                                       325
                                                            ----------------

Net (loss)                                                  $          (325)
                                                            ================

Weighted average number of
 common shares outstanding                                       10,873,750
                                                            ================

Net (loss) per share                                        $         (0.00)
                                                            ================


  The accompanying notes are an integral part of these financial statements.

                          Basic Services, Inc.
                       (A Development Stage Company)
              Statements of Changes in Stockholders' Equity
     For the period March 28, 2007 (Date of Inception) to April 30, 2007




Statements of Changes in Stockholders' Equity


                                                    (Deficit)
                                                   Accumulated
                          Common Stock   Additional  During       Total
                       ------------------ Paid-in  Development Stockholders'
                         Shares   Amount  Capital    Stage        Equity
                       ---------- ------- -------- ---------- --------------
April 30, 2007
Eaton Labs
Spinoff to
Basic Services, Inc.  10,873,750  10,873  (15,547)                  (4,674)

Loss as of 4/30/07                                     (325)          (325)
                       ---------- ------- -------- ---------- --------------

Balance,
 April 30, 2007        10,873,750  10,873 (15,547)     (325)        (4,999)
                       ========== ======= ======== ========== ==============




  The accompanying notes are an integral part of these financial statements.

                          Basic Services, Inc.
                       (A Development Stage Company)
                          Statement of Cash Flow
     For the Period from March 28, 2007 (Inception) to April 30, 2007

Statement of Cash Flow
                                                            March 28, 2007
                                                            (inception) to
                                                               April 30,
                                                                 2007
                                                            ----------------
Cash flows from operating activities:
Net (loss)                                                  $          (325)
                                                            ----------------
Adjustments to reconcile net
 (loss) to net cash (used) by
 operating activities:
  Increase in accounts
  payable - related party                                             5,000
                                                            ----------------
Net cash (used) by operating activities                               4,675
                                                            ----------------

                                                            ----------------

Net cash by investing activities:                                         -
                                                            ----------------

Cash flows from financing activities:
Issuance of common stock                                             10,873
Negative paid-in capital                                            (15,547)
                                                            ----------------
Net cash provided by financing activities                            (4,674)
                                                            ----------------

Net increase (decrease) in cash                                           1
Cash - beginning                                                          -
                                                            ----------------
Cash - ending                                               $             1
                                                            ================

Supplemental disclosures:
   Interest paid                                            $             -
                                                            ================
   Income taxes paid                                        $             -
                                                            ================

  The accompanying notes are an integral part of these financial statements.

                              Basic Services, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

NOTE 1.   General Organization and Business

The Company was organized March 28, 2007 (Date of Inception) under the laws of the State of Nevada, as Basic Services, Inc. The Company was incorporated as a subsidiary of Eaton Laboratories, Inc., ("Eaton"), a Nevada corporation.

On March 30, 2007, Basic Services' parent corporation, Eaton entered into an Acquisition Agreement and Plan of Merger ("Agreement") with Hydrogen Hybrid Technologies, Inc. ("HHT"), a privately-held Canadian corporation. Pursuant to the terms of the Agreement, HHT acquired Eaton, and Eaton agreed to spin off its wholly-owned subsidiary, Basic Services, Inc.

On April 30, 2007, the record shareholders of Eaton received one (1) unregistered common share, par value $0.001, of Basic Services, Inc. common stock for every share of Eaton Laboratories common stock owned. The Basic Services, Inc. stock dividend was be based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date. The spin off did not include any stock issued to the shareholders of Hydrogen Hybrid Technologies, Inc., who received Eaton shares pursuant to the Agreement with Eaton.

Eaton retained no ownership in Basic Services, Inc. following the spin off. Further, Basic Services, Inc. is no longer a subsidiary of Eaton. At the time of spin off, all of the assets and liabilities of the pharmaceutical operations of Eaton Laboratories were transferred into Basic Services, Inc.


NOTE 2.    Summary of Significant Accounting Practices

The Company has cash assets of $1 and $5,000 current liabilities as of April 30, 2007. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

                              Basic Services, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements


NOTE 2.    Summary of Significant Accounting Practices (Continued)

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Revenue recognition
-------------------
The Company recognizes revenue on an accrual basis as it invoices for services.


Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year-end
--------
The Company has selected April 30 as its year-end.

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

                              Basic Services, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements

NOTE 2.    Summary of Significant Accounting Practices (Continued)

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. If the financing does not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

NOTE 4 - Stockholders' equity

The Company is authorized to issue 70,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

The Company was a subsidiary of Eaton Laboratories, Inc. On April 30, 2007, the record shareholders of Eaton received one (1) unregistered common share, par value $0.001, of Basic Services, Inc. common stock for every share of Eaton
Laboratories common stock owned.   As of April 30, 2007, Basic Services has
issued 10,873,750 of its common stock and none of its preferred stock.

There have been no other issuances of common stock.

                              Basic Services, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements



NOTE 5.   Related Party Transactions

The Company was incorporated as a subsidiary of Eaton Laboratories, Inc. Eaton agreed to spin off its wholly-owned subsidiary, Basic Services, Inc. On April 30, 2007, the record shareholders of Eaton received one (1) unregistered common share, par value $0.001, of Basic Services, Inc. common stock for every share of Eaton Laboratories common stock owned. Eaton retained no ownership in Basic Services, Inc. following the spin off. Further, Basic Services, Inc. is no longer a subsidiary of Eaton. At the time of spin off, all of the assets and liabilities of the pharmaceutical operations of Eaton Laboratories were transferred into Basic Services, Inc.

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

An officer of Basic Services, Inc., who was formerly an officer of Eaton Laboratories, Inc., advanced a total of $5,000 to the Company for various expenses. This amount is recorded as noted payable to related party and is due upon demand without interest.


NOTE 6.    Provision for Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

                               Basic Services, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 6.    Provision for Income Taxes (Continued)

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%


NOTE 7.   Operating Leases and Other Commitments

The Company has no lease or other obligations.

NOTE 8.   Recent Pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Indemnification Of Directors, Officers, Employees And Agents
------------------------------------------------------------

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or
(d) is required to be made pursuant
to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution
-------------------------------------------

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    7
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $1,000
Printing*                                                       $  293
                                                                ------
Total                                                           $2,300
                                                                ======

*Estimated expenses


Recent Sales of Unregistered Securities
---------------------------------------

Basic Services, Inc. was a wholly-owned subsidiary of Eaton Laboratories. During the last three years, the only shares issued during this period were issued to Eaton Laboratories and Eaton Laboratories issued no shares during this time period.

                                   Exhibits
                                   --------

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1          Articles of Incorporation           This filing
-------------------------------------------------------------------------
         3.2          Bylaws of the Registrant            This filing
-------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.     This filing
                      regarding the legality of the
                      securities being registered
-------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,      This filing
                      Chartered for April 30, 2007
                      audit
-------------------------------------------------------------------------
        23.2          Consent of Thomas C. Cook, Esq.     This filing
                      (included in Exhibit 5.1).
-------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on     This filing
                      the signature page of this
                      registration statement)
-------------------------------------------------------------------------

                                  UNDERTAKINGS
                                  ------------

Item 28. Undertakings

The undersigned Registrant hereby undertakes:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY
                                -----------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dana Washington, her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  May 8, 2007                By:  /s/ Mark DeStefano
       -----------                 ---------------------------------------
                                           Mark DeStefano
                                           Title: President, Chief Executive
                                           Officer, Chief Financial Officer,
                                           Secretary and Director (Principal
                                           Executive, Financial, and Accounting
                                           Officer)

                                    Signatures
                                    ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on May 8, 2007.

                                  BASIC SERVICES, INC.

                                  By:  /s/ Mark DeStefano
                                       ---------------------------------------
                                           Mark DeStefano
                                           Title: President, Chief Executive
                                           Officer, Chief Financial Officer,
                                           Secretary and Director (Principal
                                           Executive, Financial, and Accounting
                                           Officer)

                                  EXHIBIT INDEX
                                  -------------

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1          Articles of Incorporation           This filing
-------------------------------------------------------------------------
         3.2          Bylaws of the Registrant            This filing
-------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.     This filing
                      regarding the legality of the
                      securities being registered
-------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,      This filing
                      Chartered for April 30, 2007
                      audit
-------------------------------------------------------------------------
        23.2          Consent of Thomas C. Cook, Esq.     This filing
                      (included in Exhibit 5.1).
-------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on     This filing
                      the signature page of this
                      registration statement)
-------------------------------------------------------------------------